As filed with the Securities and Exchange Commission on May 31, 2001
                                                        Registration No. 333-
                        _____________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        ______________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                        ______________________________

                             TELULAR CORPORATION
            (Exact name of registrant as specified in its charter)

            DELAWARE                                      36-3885440
  (State or other jurisdiction                         (I.R.S. Employer
      of incorporation or                             Identification No.)
         organization)
                        ______________________________

                          647 NORTH LAKEVIEW PARKWAY
                        VERNON HILLS, ILLINOIS  60061
  (Address, including zip code, of registrant's principal executive offices)
                        ______________________________

                    TELULAR CORPORATION FOURTH AMENDED AND
                        RESTATED STOCK INCENTIVE PLAN
                DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENTS
                            (Full title of plans)
                        ______________________________

      JEFFREY L. HERRMANN                                  COPY TO:
    EXECUTIVE VICE PRESIDENT                        MICHAEL E. CUTLER, ESQ.
      TELULAR CORPORATION                             COVINGTON & BURLING
   647 NORTH LAKEVIEW PARKWAY                   1201 PENNSYLVANIA AVENUE, N.W.
 VERNON HILLS, ILLINOIS  60061                      WASHINGTON, D.C. 20004
         (847) 247-9400                                 (202) 662-6000

 (Name, address, including zip code,
   and telephone number,including
   area code, of agent forservice)
                        ______________________________

                        CALCULATION OF REGISTRATION FEE



 ------------------------------------------------------------------------------
    Title of     Amount to      Proposed       Proposed Maximum    Amount of
   Securities        be          Maximum           Aggregate      Registration
     To be       Registered  Offering Price     Offering Price        Fee
   Registered       (1)       Per Share (2)          (2)
 ------------------------------------------------------------------------------
 Common Stock,     710,000       $10.40          $7,384,000          $1,949
 par value
 $.01 per share
 ------------------------------------------------------------------------------

 (1) This Registration Statement registers the offer and sale of (a) 600,000 shares of common stock, par value $.01 per share, of Telular Corporation (the "Common Stock") currently reserved for issuance under the Telular Corporation Fourth Amended and Restated Stock Incentive Plan (the "Plan"),
   (b) 60,000 shares of Common Stock issuable pursuant to non-qualified stock options granted to certain directors of Telular Corporation, and (c) 50,000 shares of Common Stock currently reserved for issuance pursuant to non-qualified stock options to be granted to certain directors of Telular Corporation. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered hereby includes such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions.

 (2) A maximum offering price of $7.20 was used to calculate the fee for 60,000 shares and was computed pursuant to Rule 457(h) based on the weighted average of the exercise price for the options heretofore granted relating to those shares. The proposed maximum offering price for the remaining 650,000 shares, for which options have not yet been granted, was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sale prices for shares of Common Stock as reported on the Nasdaq National Market on May 24, 2001.

                                   PART I

           Telular Corporation (the "Company") is filing this Registration Statement on Form S-8 (this "Registration Statement") to register (a) 600,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") currently reserved for issuance under the Telular Corporation Fourth Amended and Restated Stock Incentive Plan (the "Plan"),
 (b) 60,000 shares of Common Stock issuable pursuant to non-qualified stock options granted to certain directors of the Company, and (c) 50,000 shares of Common Stock currently reserved for issuance pursuant to non-qualified stock options to be granted to certain directors of the Company. The Plan was approved by the Company's shareholders at a shareholders' meeting held on January 30, 2001. The Plan amends the Company's Third Amended and Restated Stock Incentive Plan by increasing from 1,750,000 to 2,350,000 the number of shares of Common Stock available for issuance pursuant to options and other permitted awards. The Company has already registered 1,750,000 shares of Common Stock available for issuance under the Plan.

           The documents containing the information specified in Part I of Form S-8 with respect to the 600,000 shares of Common Stock currently reserved for issuance under the Plan and the 110,000 shares of Common Stock issuable pursuant to non-qualified stock options granted or to be granted to certain directors of the Company (the "Plan Information Documents") will be sent or given to employees, officers and directors in the manner specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the
 "Securities Act"). The Plan Information Documents have not been filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Plan Information Documents, and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents, heretofore filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement, except as superseded or modified as described herein:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

           (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.

           (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

           (d)  The Company's Current Report on Form 8-K filed on October 12,
                2000.

           (e) The Company's Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on January 30, 2001.

           (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated January 13, 1994, filed pursuant to Section 12 of the Exchange Act.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other incorporated document subsequently filed, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, amounts paid in settlement, and fines reasonably incurred by the director, officer, employee or agent, if the director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Section 145 also provides that in any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify the director, officer, employee or agent for expenses (including attorneys' fees) reasonably incurred by the director, officer, employee or agent in connection with the action's defense or settlement, if the director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that no indemnification shall be made with respect to any claim, issue or matter as to which the director, officer, employee or agent shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under the DGCL to indemnify him against any expenses (including attorneys' fees) reasonably incurred by him in connection with the action.

           The Company's Bylaws provide that the Company will indemnify directors, officers, employees or agents against all liability and expense arising out of their connection with the Company's business, provided the Board of Directors determines that the directors, officers, employees or agents acted in good faith and that they reasonably believed that their actions were not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that they had no reasonable cause to believe their conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Company in which directors, officers, employees or agents are adjudged liable to the Company, the Company will indemnify the directors, officers, employees or agents for expenses only to the extent that the court in which such action is brought determines, upon application, that they are entitled to indemnity for reasonable expenses, and in no case shall such indemnification extend to liability. Advances against reasonable expenses may be made by the Company on terms fixed by the Board of Directors subject to an obligation to repay if indemnification proves unwarranted.

           The Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Company's directors shall not be liable for monetary damages for breach of their fiduciary duty to the Company and its stockholders. This provision in the Company's Certificate of Incorporation does not eliminate the duty of care; in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as federal securities laws or state or federal environmental laws.

           Directors and officers of the Company are covered by a directors' and officers' liability insurance policy maintained by the Company.




 ITEM 8.  EXHIBITS.

  EXHIBIT
  NUMBER           DESCRIPTION                       REFERENCE
  ------           -----------                       ---------
    4.1    Certificate of               Incorporated by reference to
           Incorporation                Exhibit 3.1 to the Company's
                                        Registration Statement on Form
                                        S-1, Registration No. 33-72096
                                        (the "Form S-1")

    4.2    Amendment No. 1 to the       Incorporated by reference to
           Certificate of               Exhibit 3.2 to the Form S-1
           Incorporation

    4.3    Amendment No. 2 to the       Incorporated by reference to
           Certificate of               Exhibit 3.3 to the Form S-1
           Incorporation

    4.4    Amendment No. 3 to           Incorporated by reference to
           Certificate of               Exhibit 3.4 to the Registrant's
           Incorporation                Quarterly Report on Form 10-Q for
                                        the quarter ended December 31, 1998

    4.5    Amendment No. 4 to           Incorporated by reference to
           Certificate of               Exhibit 3.5 to the Registrant's
           Incorporation                Quarterly Report on Form 10-Q for
                                        the quarter ended December 31, 1998

    4.6    Certificate of               Incorporated by reference to
           Designations, Preferences    Exhibit 99.2 to the Registrant's
           and Rights of Series A       Current Report on Form 8-K filed
           Convertible Preferred Stock  on April 25, 1997

    4.7    Bylaws                       Incorporated by reference to
                                        Exhibit 3.4 to the Form S-1

    4.8    Fourth Amended and Restated  Incorporated by reference to
           Stock Incentive Plan         Appendix A to the Registrant's
                                        Proxy Statement on Schedule 14A
                                        for the Annual Meeting of
                                        Shareholders held on January 30,
                                        2001

    4.9    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 31, 2000, by and
           between the Company and
           Larry J. Ford

   4.10    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 26, 1999, by and
           between the Company and
           Larry J. Ford

   4.11    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 27, 1998, by and
           between the Company and
           Larry J. Ford

   4.12    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           February 28, 1997, by and
           between the Company and
           Larry J. Ford

   4.13    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           April 17, 1996, by and
           between the Company and
           Larry J. Ford

   4.14    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           April 7, 1995, by and
           between the Company and
           Larry J. Ford

   4.15    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 31, 2000, by and
           between the Company and
           John E. Berndt

   4.16    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 26, 1999, by and
           between the Company and
           John E. Berndt

   4.17    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 27, 1998, by and
           between the Company and
           John E. Berndt

   4.18    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           February 28, 1997, by and
           between the Company and
           John E. Berndt

   4.19    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           December 3, 1996, by and
           between the Company and
           John E. Berndt

     5     Opinion of Covington &       Filed herewith
           Burling

   23.1    Consent of Covington &       Included in Exhibit 5
           Burling

   23.2    Consent of Ernst & Young     Filed herewith

    24     Power of Attorney            Included on signature page


 ITEM 9. UNDERTAKINGS.

           The Company hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act each filing of the Company's annual report pursuant to
 Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (e) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

           Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vernon Hills, State of Illinois, on the 31 day of May, 2001.

                                  TELULAR CORPORATION
                                  (Registrant)



                                  By:  /s/Kenneth E. Millard
                                  --------------------------
                                  Kenneth E. Millard
                                  President and Chief
                                  Executive Officer

           Each person whose signature appears below constitutes and appoints Kenneth E. Millard and Jeffrey L. Herrmann, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators, other governmental authorities, the Nasdaq Stock Market, and stock exchanges, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Pursuant  to  the  requirements   of  the  Securities  Act,   this
 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                     DATE
        ---------                      -----                      ----

 /s/ Kenneth E. Millard     President, Chief Executive         May 31, 2001
 -----------------------    Officer and Director
 Kenneth E. Millard         (principal executive officer)


 /s/ Jeffrey L. Herrmann    Executive Vice President, Chief    May 31, 2001
 -----------------------    Operating Officer, Chief
 Jeffrey L. Herrmann        Financial Officer and Secretary
                            (principal financial and
                            accounting officer)


 /s/ Daniel D. Giacopelli    Executive Vice President --       May 31, 2001
 ------------------------    Chief Technology Officer and
 Daniel D. Giacopelli        Director


 /s/ William L. De Nicolo    Chairman of the Board             May 31, 2001
 ------------------------
 William L. De Nicolo


 /s/ John E. Berndt          Director                          May 31, 2001
 ------------------------
 John E. Berndt


 /s/ Larry J. Ford           Director                          May 31, 2001
 ------------------------
 Larry J. Ford


 /s/ Richard D. Haning       Director                          May 31, 2001
 ------------------------
 Richard D. Haning




                                EXHIBIT INDEX

 ITEM 8.  EXHIBITS.

  EXHIBIT
  NUMBER           DESCRIPTION                       REFERENCE
  ------           -----------                       ---------
    4.1    Certificate of               Incorporated by reference to
           Incorporation                Exhibit 3.1 to the Company's
                                        Registration Statement on Form
                                        S-1, Registration No. 33-72096
                                        (the "Form S-1")

    4.2    Amendment No. 1 to the       Incorporated by reference to
           Certificate of               Exhibit 3.2 to the Form S-1
           Incorporation

    4.3    Amendment No. 2 to the       Incorporated by reference to
           Certificate of               Exhibit 3.3 to the Form S-1
           Incorporation

    4.4    Amendment No. 3 to           Incorporated by reference to
           Certificate of               Exhibit 3.4 to the Registrant's
           Incorporation                Quarterly Report on Form 10-Q for
                                        the quarter ended December 31, 1998

    4.5    Amendment No. 4 to           Incorporated by reference to
           Certificate of               Exhibit 3.5 to the Registrant's
           Incorporation                Quarterly Report on Form 10-Q for
                                        the quarter ended December 31, 1998

    4.6    Certificate of               Incorporated by reference to
           Designations, Preferences    Exhibit 99.2 to the Registrant's
           and Rights of Series A       Current Report on Form 8-K filed
           Convertible Preferred Stock  on April 25, 1997

    4.7    Bylaws                       Incorporated by reference to
                                        Exhibit 3.4 to the Form S-1

    4.8    Fourth Amended and Restated  Incorporated by reference to
           Stock Incentive Plan         Appendix A to the Registrant's
                                        Proxy Statement on Schedule 14A
                                        for the Annual Meeting of
                                        Shareholders held on January 30,
                                        2001

    4.9    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 31, 2000, by and
           between the Company and
           Larry J. Ford

   4.10    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 26, 1999, by and
           between the Company and
           Larry J. Ford

   4.11    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 27, 1998, by and
           between the Company and
           Larry J. Ford

   4.12    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           February 28, 1997, by and
           between the Company and
           Larry J. Ford

   4.13    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           April 17, 1996, by and
           between the Company and
           Larry J. Ford

   4.14    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           April 7, 1995, by and
           between the Company and
           Larry J. Ford

   4.15    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 31, 2000, by and
           between the Company and
           John E. Berndt

   4.16    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 26, 1999, by and
           between the Company and
           John E. Berndt

   4.17    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           October 27, 1998, by and
           between the Company and
           John E. Berndt

   4.18    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           February 28, 1997, by and
           between the Company and
           John E. Berndt

   4.19    Nonqualified Stock Option    Filed herewith
           Agreement, dated as of
           December 3, 1996, by and
           between the Company and
           John E. Berndt

     5     Opinion of Covington &       Filed herewith
           Burling

   23.1    Consent of Covington &       Included in Exhibit 5
           Burling

   23.2    Consent of Ernst & Young     Filed herewith

   24      Power of Attorney            Included on signature page